Exhibit 99.1

ucbi.com | 1 INVESTOR PRESENTATION First Quarter 2016 April 27, 2016

ucbi.com | 2 ucbi.com | 2 Disclosures operating efficiency ratio, operating dividend payout ratio, operating expenses, pre - tax, pre - credit earnings, tangible common equity to tangible assets, tangible equity to tangible assets and tangible common equity to risk - weighted assets . The most comparable GAAP measures to these measures are : net income, net income available to common shareholders, diluted income per common share, ROE, ROA, efficiency ratio, dividend payout ratio, expenses, net income, and equity to assets . Management uses these non - GAAP financial measures because we believe they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance . Management believes these non - GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as for comparison to financial results for prior periods . These non - GAAP financial measures should not be considered as a substitute for financial measures determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies . For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ included in the exhibits to this presentation . CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of future financial performance . Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2015 Annual Report on Form 10 - K and its most recent quarterly report on Form 10 - Q under the sections entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation also contains financial measures determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . Such non - GAAP financial measures may include : operating net income, operating net income available to common shareholders, operating diluted income per common share, operating ROE, operating ROA,

ucbi.com | 3 • Head quartered in Blairsville, GA • Regional Headquarters in Greenville, SC • Four state regional community bank: GA, NC, SC and TN • One of the largest community banks in the Southeast • Established in 1950 • 135 locations • 1,922 employees Market Data Ticker UCBI Price (as of 4/22/16) $20.14 Market Cap $1.4B P/E (2016e) 14.3x P/TBV 166% Avg. Daily Vol. (LTM) 374,367 Institutional Ownership 78.0% Quarterly Dividend $0.07 First Quarter 2016 Assets $9.8B Loans $6.1B Deposits $8.0B EPS $0.33 Total RBC 12.3% CET1 11.3% NPAs/Assets 0.28% Operating ROA 1.00% ROTCE 10.91% ucbi.com | 3 Snapshot of United Community Banks, Inc.

ucbi.com | 4 United Foundation – The Bank that SERVICE Built ucbi.com | 4

ucbi.com | 5 First Quarter 2016 Highlights ucbi.com | 5 $15.7 $17.3 $18.3 $21.3 $18.6 $14 $16 $18 $20 $22 1Q15 2Q15 3Q15 4Q15 1Q16 Fee Revenue in millions 9.46% 10.20% 10.29% 10.87% 10.91% 9.00% 9.50% 10.00% 10.50% 11.00% 1Q15 2Q15 3Q15 4Q15 1Q16 Operating Return on Tangible Common Equity $57.6 $61.3 $65.7 $74.0 $75.2 $55 $60 $65 $70 $75 1Q15 2Q15 3Q15 4Q15 1Q16 Net Interest Revenue in millions $0.29 $0.32 $0.33 $0.33 $0.33 $0.26 $0.28 $0.30 $0.32 $0.34 1Q15 2Q15 3Q15 4Q15 1Q16 Operating Earnings Per Share 0.94% 1.00% 1.00% 0.99% 1.00% 0.92% 0.94% 0.96% 0.98% 1.00% 1Q15 2Q15 3Q15 4Q15 1Q16 Operating Return on Assets 3.31% 3.30% 3.26% 3.34% 3.41% 3.20% 3.25% 3.30% 3.35% 3.40% 1Q15 2Q15 3Q15 4Q15 1Q16 Net Interest Margin 1.46% 1.36% 1.15% 1.14% 1.09% 1.05% 1.15% 1.25% 1.35% 1.45% 1Q15 2Q15 3Q15 4Q15 1Q16 Allowance as % of Total Loans 0.26% 0.26% 0.29% 0.29% 0.28% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 1Q15 2Q15 3Q15 4Q15 1Q16 Non - Performing Assets as % of Total Assets 0.22% 0.08% 0.10% 0.09% 0.14% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 1Q15 2Q15 3Q15 4Q15 1Q16 Net Charge - Offs as % of Average Loans EARNINGS (1) PROFITABILITY (1) ASSET QUALITY (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

First Quarter 2016 Highlights

United
COMMUNITY BANKS, INC.

taxable equivalent	2015 Q1	2015 Q2 [2]	2015 Q3 [3]	2015 Q4	2016 Q1	Variance - Incr / (Decr) Q415	Variance - Incr / (Decr) Q115
EARNINGS SUMMARY ($ in thousands)							
Operating Net Income [1]	$17,670	$19,989	$21,726	$23,800	$23,944	$ 144	$ 6,274
Net Income	17,670	17,796	17,862	18,183	22,274	4,091	4,604
Net Interest Revenue	57,617	61,317	65,718	74,048	75,222	1,174	17,605
Fee Revenue	15,682	17,266	18,297	21,284	18,606	(2,678)	2,924
Operating Expenses [1]	43,061	45,247	48,525	56,410	55,232	(1,178)	12,171
PER SHARE DATA							
Operating Diluted EPS [1]	$ 0.29	$ 0.32	$ 0.33	$ 0.33	$ 0.33	$ -	$ 0.04
Diluted EPS	0.29	0.28	0.27	0.25	0.31	0.06	0.02
Tangible Book Value per Share	12.53	12.66	12.08	12.06	12.40	0.34	(0.13)
KEY OPERATING PERFORMANCE MEASURES							
Operating Return on Assets [1]	0.94 %	1.00 %	1.00 %	0.99 %	1.00 %	0.01	0.06
Return on Assets	0.94	0.89	0.82	0.76	0.93	0.17	(0.01)
Return on Tangible Common Equity [1]	9.46	10.20	10.29	10.87	10.91	0.04	1.45
Return on Common Equity	9.34	8.83	7.85	7.02	8.57	1.55	(0.77)
Net Interest Margin	3.31	3.30	3.26	3.34	3.41	0.07	0.10
Operating Efficiency Ratio [1]	59.15	57.59	57.81	59.41	59.10	(0.31)	(0.05)
ASSET QUALITY							
Allowance for Loan Losses to Loans	1.46 %	1.36 %	1.15 %	1.14 %	1.09 %	(0.05)	(0.37)
NPAs to Loans and Foreclosed Properties	0.42	0.41	0.46	0.46	0.45	(0.01)	0.03
NPAs to Total Assets	0.26	0.26	0.29	0.29	0.28	(0.01)	0.02
AT PERIOD END ($ in millions)							
Loans	$ 4,788	$ 5,174	$ 6,024	$ 5,995	$ 6,106	$ 111	$ 1,318
Investment Securities	2,201	2,322	2,457	2,656	2,757	101	556
Total Assets	7,655	8,237	9,404	9,616	9,781	165	2,126
Deposits	6,438	6,808	7,905	7,881	7,960	79	1,522

[1] See non-GAAP reconciliation table slides at the end of the exhibits [2] Reflects the acquisition of First National Bank, which closed on May 1, 2015 [3] Reflects the acquisition of Palmetto, which closed on September 1, 2015

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First Quarter 2016 Highlights

		1Q16	4Q15	1Q15
Net Income ($ in millions)	Operating[(1)]	$ 23.9	$ 23.8	$ 17.7
	GAAP	22.3	18.2	17.7
EPS	Operating[(1)]	.33	.33	.29
	GAAP	.31	.25	.29
ROA	Operating[(1)]	1.00%	.99%	.94%
	GAAP	.93	.76	.94
ROTCE	Operating[(1)]	10.91	10.87	9.46
ROCE	GAAP	8.57	7.02	9.34

Protecting High-Quality Balance Sheet [(1)]

Asset Quality

- ► Top-Quartile Credit Quality Performance
  - Provision recovery of $200 thousand – decreased $500 thousand from 4Q15 and $2.0 million from 1Q15
  - Net charge-offs to loans of 14bps (or 0.14%) - increased 5bp from 4Q15 and decreased 8bp from 1Q15
  - NPAs were 0.28% of total assets compared with 0.29% in 4Q15 and 0.26% in 1Q15
  - Allowance 1.09% of total loans compared with 1.14% at 4Q15 and 1.46% at 1Q15

Capital Management

- ► Solid and Well-Capitalized Regulatory Capital Ratios
  - Tier I Common to Risk Weighted Assets of 11.3% and Tier I Leverage of 8.4%
  - Tier I Risk Based Capital of 11.3% and Total Risk Based Capital of 12.3%
- ► Dividend Growth
  - Quarterly dividend of $0.07 per share up from $0.06 paid in the fourth quarter 2015
  - Operating dividend payout ratio of 21.2% in 1Q16 compared with 18.2% in 4Q15 and 17.2% in 1Q15

(1) See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures

ucbi.com | 7

ucbi.com | 8 First Quarter 2016 Highlights ucbi.com | 8 Increasing Profitability Taxable Equivalent Net Interest Revenue ► $75.2 Million - Loan And Investment Security Growth And Improved Net Interest Margin Yields Positive Net Interest Revenue Results ● Increased $1.2 million from 4Q15 and $17.6 million from 1Q15 ● Average loans totaled $6.0 billion in 1Q15 and 4Q15 up from $4.7 billion in 1Q15 Taxable Equivalent Net Interest Margin ► 3.41% - Second Consecutive Quarterly Increase ● Increased from 3.34% in Q415 and 3.31% in 1Q15 ● Loan yield increased to 4.29% in 1Q16 up from 4.22% in Q415 and 4.28% in 1Q15 ● Investment securities yield increased to 2.34% in 1Q16 up from 2.31% in Q415 and 2.21% in 1Q15 ● Funding costs increased slightly to 0.37% in 1Q16, a 1 bp increase from 4Q15 and a 5 bp decrease from 1Q15 Fee Revenue ► $18.6 Million – Fee Revenue Expansion Focus Through Targeted Growth Initiatives ● Decreased $2.7 million from 4Q15 and increased $2.9 million from 1Q15 ● Trailing quarter impacted by mostly seasonal decreases in services charges and fees ($1.4 million), gains from sales of government guaranteed loans ($758 thousand) and other fee revenue ($541 thousand). ● Year - over - year increase positively impacted by increases in service charges and fees ($2.5 million), mortgage loan and other related fees ($534 thousand), other fee revenue ($403 thousand) and a decline in losses resulting from the prepayment of debt ($1.0 million). These positive impacted were partially offset by declines in brokerage fees ($498 thousand) and net securities gains ($1.2 million).

ucbi.com | 9 First Quarter 2016 Highlights ucbi.com | 9 Generating Growth Loan Growth ► Well - Diversified Loan Portfolio ● Increased $111 million from the fourth quarter 2015, or 7% annualized, and $439 million from the first quarter 2015, or 9%, excluding mergers and healthcare loan sale ● Strong loan production of $562 million vs. $590 million in 4Q15 and $423 million in 1Q15 Core Transactio n Deposits ► $5.4 Billion – Growing Lower - Cost, Core Transaction Deposits ● Increased $113 million from the fourth quarter 2015, or 11% annualized, and $431 million from the first quarter 2015, or 11%, excluding deposits acquired in mergers Acquisitions ► 2016 - Tidelands Bancshares, Inc. ● Announced merger with Tidelands Bancshares, Inc., the holding company for Tidelands Bank, Mt. Pleasant, South Carolina, in April 2016 ● Anticipated closing during the third quarter of 2016 ● This strategic purchase completes a two - step plan, accelerating growth in attractive coastal South Carolina markets, providing additional organic growth from lift - out of an experienced lending team and will be immediately accretive to operating earnings. ► Executing on and Integrating 2015 Acquisitions ● Closed merger with Palmetto Bancshares, Inc. (The Palmetto Bank: “Palmetto”) on Sept. 1 o Completed systems conversion in February 2016

ucbi.com | 10 Protecting High - Quality Balance Sheet Credit Quality Net Charge-offs 2.6$ 1.0$ 1.4$ 1.3$ 2.1$ as % of Average Loans 0.22% 0.08% 0.10% 0.09% 0.14 % Allowance for Loan Losses 70.0$ 70.1$ 69.1$ 68.4$ 66.3$ as % of Total Loans 1.46% 1.36% 1.15% 1.14% 1.09 % as % of NPLs 368 373 344 302 296 Past Due Loans (30 - 89 Days) 0.25% 0.24% 0.27% 0.26% 0.21 % Non-Performing Loans 19.0$ 18.8$ 20.0$ 22.6$ 22.4$ OREO 1.2 2.4 7.7 4.9 5.2 Total NPAs 20.2 21.2 27.7 27.5 27.6 Performing Classified Loans 121.7 115.7 136.0 127.5 112.8 Total Classified Assets 141.9$ 136.9$ 163.7$ 155.0$ 140.4$ as % of Tier 1 / Allowance 20% 18% 18% 17% 16 % Accruing TDRs 82.3$ 86.1$ 84.6$ 83.0$ 72.8$ As % of Original Principal Balance Non-Performing Loans 72.0% 64.9% 70.3% 71.4% 69.3 % OREO 56.6 46.6 45.8 34.2 38.2 Total NPAs as % of Total Assets 0.26 0.26 0.29 0.29 0.28 as % of Loans & OREO 0.42 0.41 0.46 0.46 0.45 1Q15 2Q15 3Q15 4Q15 1Q16 $ in millions ucbi.com | 10

ucbi.com | 11 Protecting High - Quality Balance Sheet Prudent Capital Management ucbi.com | 11 Holding Company Target 1Q16 4Q15 3Q15 2Q15 1Q15 Tier I Risk - Based Capital 11 – 12% 11.3% 11.5% 11.4% 11.9% 11.5% Total Risk - Based Capital 12 – 13 12.3 12.5 12.5 13.1 12.8 Leverage 8.5 – 9.5 8.4 8.3 9.1 9.1 8.7 Tier I Common Risk - Based Capital 10 – 11 11.3 11.5 11.4 11.9 11.5 Tangible Common Equity to Risk - Weighted Assets 12.8 12.8 13.1 13.2 13.5 Tangible Equity to Assets 9.4 9.4 9.9 9.9 9.8 ► All regulatory capital ratios above “well - capitalized” ► Paid quarterly shareholder dividend of 7 cents per share on April 1, 2016 to shareholders of record on March 15, 2016 ► Palmetto acquisition lowered all ratios (as expected) in 3Q15 and lowered Leverage ratio further in 4Q15 (full quarter impact of average assets) ► Continued strong core earnings (with DTA recovery) driving regulatory capital growth

ucbi.com | 12 $57.6 $61.3 $65.7 $74.0 $75.2 $43.1 $45.2 $48.5 $56.4 $55.2 $30.2 $33.3 $35.5 $38.9 $38.6 $15.7 $17.3 $18.3 $21.3 $18.6 $10 $20 $30 $40 $50 $60 $70 $80 1Q15 2Q15 3Q15 4Q15 1Q16 Net Interest Revenue Operating Expenses Pre-Tax, Pre-Credit Earnings Fee Revenue Increasing Profitability Earnings, Fee Revenue, and Operating Expenses ucbi.com | 12 1Q16 4Q15 1Q15 Salaries & Employee Benefits 33,062$ 123$ 6,616$ Communications & Equipment 4,290 (445) 1,019 Occupancy 4,723 57 1,445 FDIC Assessment 1,524 61 315 Advertising & Public Relations 864 (114) 114 Postage, Printing & Supplies 1,280 (13) 342 Professional Fees 2,700 (631) 781 Other Expense 6,789 (216) 1,539 Operating Expenses 55,232 (1,178) 12,171 Merger-Related and Other Charges 2,653 (6,425) 2,653 Expenses 57,885$ (7,603)$ 14,824$ Variance - Incr/(Decr) 1Q16 4Q15 1Q15 Overdraft Fees 3,393$ (479)$ 795$ Interchange Fees 4,973 (472) 1,335 Other Service Charges 1,760 (423) 381 Total Service Charges and Fees 10,126 (1,374) 2,511 Mortgage Loan & Related Fees 3,289 (1) 534 Brokerage Fees 1,053 (5) (498) Gains from SBA Loan Sales 1,237 (758) 96 Securities Gains, Net 379 1 (1,160) Loss from Prepayment of Debt - - 1,038 Other 2,522 (541) 403 Fee Revenue 18,606$ (2,678)$ 2,924$ Variance - Incr/(Decr) 1Q16 4Q15 1Q15 Net Interest Revenue 75,222$ 1,174$ 17,605$ Fee Revenue 18,606 (2,678) 2,924 Gross Revenue 93,828 (1,504) 20,529 Operating Expenses 55,232 (1,178) 12,171 Pre-Tax, Pre-Credit Earnings 38,596 (326) 8,358 Merger-Related and Other Charges (2,653) 6,425 (2,653) Provision for Credit Losses 200 500 2,000 Income Taxes (13,848) (2,512) (3,080) Reported - GAAP 22,295$ 4,087$ 4,625$ Net Interest Margin 3.41% 0.07% 0.10 Variance - Incr/(Decr) $ in t housands $ in thousands $ in thousands Operating Expenses Earnings (pre - tax, pre - credit) Fee Revenue M illions (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GA AP performance measures

ucbi.com | 13 $57.6 $61.3 $65.7 $74.0 $75.2 $30 $40 $50 $60 $70 $80 1Q15 2Q15 3Q15 4Q15 1Q16 4.28% 4.22% 4.29% 2.18% 2.29% 2.32% 0.19% 0.16% 0.16% 0% 1% 2% 3% 4% 5% 1Q15 2Q15 3Q15 4Q15 1Q16 0.16% 0.16% 0.17% 0.19% 0.21% 0.24% 0.11% 0.09% 0.10% .00% .05% .10% .15% .20% .25% 1Q15 2Q15 3Q15 4Q15 1Q16 3.31% 3.30% 3.26% 3.34% 3.41% 3.00% 3.25% 3.50% Increasing Profitability Key Drivers of Net Interest Revenue / Margin ucbi.com | 13 Net Interest Revenue Key Drivers Net Interest Revenue & Margin 1Q16 Impacted By NET INTEREST REVENUE ► Strong loan and core deposit growth ► Current rising interest rate environment Millions Loan / Securities Pricing Customer Deposit Pricing (1) Loan Yields Investment Securities Yields - Taxable Average Rate on Interest Bearing Deposits (1) E xcludes brokered deposits CDs MMDA NOW

ucbi.com | 14 Increasing Profitability Fee Revenue ucbi.com | 14 Driving Fee Revenue through Core Banking Infrastructure 7.6 8.4 9.3 11.5 10.1 2.7 2.5 2.3 3.4 2.9 1.5 1.2 1.2 1.1 1.1 2.8 3.7 3.8 3.3 3.3 1.1 1.5 1.7 2.0 1.2 $0 $5 $10 $15 $20 $25 1Q15 2Q15 3Q15 4Q15 1Q16 Fee Revenue in millions Service Charges Other Brokerage Mortgage SBA $15.7 $17.3 $18.3 $21.3 $18.6 $1.1 $1.5 $1.7 $2.0 $1.2 $0 $1 $1 $2 $2 $3 1Q15 2Q15 3Q15 4Q15 1Q16 SBA Fees (Gains ) and Production (1) in millions $2.8 $3.7 $3.8 $3.3 $3.3 $0 $1 $2 $3 $4 $5 1Q15 2Q15 3Q15 4Q15 1Q16 Mortgage Fees and Production (1) in millions $88 $128 $141 $138 $146 $- $50 $100 $150 $200 (1) Applicable periods include Palmetto and FNB production since respective acquisition dates $7 $31 $27 $62 $51 $- $20 $40 $60 SBA ► 1Q16 Sales $32 million ► 2015 Sales $71 million ► Target market: small businesses with revenue between $ 1 million & $ 25 million ► 2 Channels • Footprint • National Verticals Mortgage ► Growth Strategy • Building on proven strengths in legacy markets of capturing business from a large percentage of United customers • Increase sales capacity in metro area growth markets • Compete favorably on product and service with banks and non - banks of all sizes

ucbi.com | 15 Generating Growth New Loans Funded and Advances (1) $ in millions ucbi.com | 15 1Q16 4Q15 1Q15 4Q15 1Q15 Atlanta 89.0$ 94.7$ 83.3$ (5.7)$ 5.7$ Coastal Georgia 39.2 59.2 43.4 (20.0) (4.2) N. Georgia 51.3 61.0 47.0 (9.7) 4.3 North Carolina 30.4 27.6 19.6 2.8 10.8 Tennessee 27.7 27.3 15.0 .4 12.7 Gainesville 12.5 21.5 12.3 (9.0) 0.2 South Carolina 97.5 68.3 3.6 29.2 93.9 Total Community Banks 347.6 359.6 224.2 (12.0) 123.4 Asset-based Lending 30.0 18.4 8.9 11.6 21.1 Commercial RE 22.8 47.5 36.0 (24.7) (13.2) Healthcare - - 39.5 - (39.5) Middle Market 39.3 48.2 16.7 (8.9) 22.6 SBA 21.5 24.1 7.3 (2.6) 14.2 Builder Finance 31.4 19.2 14.7 12.2 16.7 1Q16 4Q15 1Q15 4Q15 1Q15 Total Specialized Lending 145.0 157.4 123.1 (12.4) 21.9 Commercial & Industrial 133.9$ 160.5$ 107.5$ (26.6)$ 26.4$ Owner Occupied CRE 74.3 84.4 54.2 (10.1) 20.1 Indirect Auto 69.7 73.0 75.5 (3.3) (5.8) Income Producing CRE 86.3 100.1 68.3 (13.8) 18.0 Total 562.3$ 590.0$ 422.8$ (27.7)$ 139.5$ Commercial Constr. 11.0 16.3 9.5 (5.3) 1.5 Total Commercial 305.5 361.3 239.5 (55.8) 66.0 Residential Mortgage 41.4 34.7 25.5 6.7 15.9 Residential HELOC 51.1 41.6 29.4 9.5 21.7 Residential Construction 72.6 58.3 37.8 14.3 34.8 Consumer 91.7 94.1 90.6 (2.4) 1.1 Total 562.3$ 590.0$ 422.8$ (27.7)$ 139.5$ Variance-Incr(Decr) Variance-Incr(Decr) (1) Represents new loans funded and net loan advances (net of payments on lines of credit) New Loans Funded and Advances $422.8 $526.1 $452.0 $590.0 $562.3 $350 $400 $450 $500 $550 $600 1Q15 2Q15 3Q15 4Q15 1Q16 New Loans Funded and Advances by Region New Loans Funded and Advances by Category

Generating Growth

Loan Mix


$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$4.18
$4.33
$4.67
$6.00
$6.11
2012
2013
2014
2015
1Q16
Commercial
Commercial construction
Income producing commercial real estate
Owner occupied commercial real estate
Commercial & industrial
Retail
Indirect auto
Residential HELOC
Residential mortgage
Residential construction
Consumer installment

Loans by Category in millions

	2012	2013	2014	2015	1Q16
Commercial C & I	$ 458	$ 472	$ 710	$ 785	$ 855
Owner-Occupied CRE	1,131	1,134	1,163	1,494	1,434
Income-Producing CRE	682	623	599	824	880
Commercial Constr.	155	149	196	342	354
Total Commercial	2,426	2,378	2,668	3,445	3,523
Residential Mortgage	829	875	866	1,029	1,032
Residential HELOC	385	441	466	598	604
Residential Construction	382	328	299	352	348
Consumer	115	111	104	115	125
Indirect Auto	38	196	269	456	474
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,106

Loans by Region in millions

	2012	2013	2014	2015	1Q16
North Georgia	$ 1,364	$ 1,240	$ 1,163	$ 1,125	$ 1,097
Atlanta MSA	1,204	1,235	1,243	1,259	1,257
North Carolina	579	572	553	549	543
Coastal Georgia	400	423	456	537	543
Gainesville MSA	261	255	257	254	248
East Tennessee (1)	283	280	280	504	495
South Carolina (2)	-	4	30	819	821
Total Community Banks	4,091	4,009	3,982	5,047	5,004
Specialized Lending	46	124	421	492	628
Indirect Auto (3)	38	196	269	456	474
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,106

(1) Includes $244 million from the acquisition of FNB on May 1, 2015
(2) Includes $733 million from the acquisition of Palmetto on September 1, 2015
(3) Includes $63 million from the acquisition of Palmetto on September 1, 2015

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Generating Growth

Customer Deposit Mix



$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$5.71
$5.78
$5.90
$7.53
$7.52
2012
2013
2014
2015
1Q16
Time & Public
Core Transaction
Public funds
Time (customer)
Interest bearing core transaction
Non-interest bearing core transaction

Deposits
by Category
in millions

	2012	2013	2014	2015	1Q16
Non-Interest Bearing Core					
Demand Deposit	$ 1,188	$ 1,311	$ 1,471	$ 2,089	$ 2,203
Interest Bearing Core					
NOW	654	659	668	1,109	1,058
MMDA	1,145	1,218	1,259	1,584	1,614
Savings	226	250	292	469	489
Total Interest Bearing Core	2,025	2,127	2,219	3,162	3,161
Total Core Trans Deposits	3,213	3,438	3,690	5,251	5,364
Time (Customer)	1,724	1,445	1,223	1,251	1,204
Public Funds (Customer)	770	894	989	1,032	952
Brokered	245	412	425	347	440
Total Deposits	$ 5,952	$ 6,189	$ 6,327	$ 7,881	$ 7,960

Core Transaction Deposit Growth
by Category & Region
in millions

	2012	2013	2014	2015	1Q16
Demand Deposit	$ 232	$ 123	$ 161	$ 618	$ 114
NOW	(65)	4	9	441	(51)
MMDA	115	73	41	325	30
Savings	29	24	41	177	20
Growth by Category	$ 311	$ 224	$ 252	$ 1,561	$ 113
Atlanta MSA	$ 160	$ 75	$ 84	$ 223	$ 46
North Georgia	41	62	90	158	60
North Carolina	47	42	35	63	1
Coastal Georgia	38	2	22	24	1
East Tennessee (1)	9	4	8	234	(12)
Gainesville MSA	16	19	10	34	11

(1) Includes $247 million from the acquisition of FNB on May 1, 2015

(2) Includes $790 million from the acquisition of Palmetto on September 1, 2015

ucbi.com | 17

ucbi.com | 18 $ 2.02 $ 2.13 $2.22 $3.16 $3.16 $1.19 $1.31 $1.47 $2.09 $2.20 - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 2012 2013 2014 2015 1Q16 in billions Non-interest bearing core transaction Interest bearing core transaction $3.21 $3.44 $3.69 $5.25 $5.36 ucbi.com | 18 High - Quality, Low - Cost Core Transaction Deposit Base 0.50% 0.17% 0.16% 0.00% 0.25% 0.50% 0.75% 1.00% 2012 2013 2014 2015 1Q16 Cost of Interest - Bearing Deposits Generating Growth Customer Deposit Mix

Generating Growth

Acquisition of Tidelands Bancshares, Inc.

United COMMUNITY BANKS, INC.

Transaction Summary

- $11.2 million aggregate transaction value; 100% cash consideration
  - $2.2 million value to common, or $0.52 per common share
  - $9.0 million to redeem TARP, which represents a 56% discount
- Target cost savings: approximately $5.0 million
- Total credit mark: $22.7 million
  - Loan mark of $16.3 million gross or 5.0% of gross loans
  - OREO mark of $6.4 million or 50% of year-end 2015 balances
  - Covers nonaccrual loans and OREO of $20.5 million
- Estimated $0.09 to $0.10 EPS accretive in 2017
- Tangible book value dilution of approximately 1.5% with expected earn-back in just over two years
- Pro forma Tier 1 common of 11.5%+
- Anticipated internal rate of return in excess of 20%

Company Overview

Headquarters	Mt. Pleasant, SC
Established	2003
Branches (7)	Charleston (4) Myrtle Beach (2) Hilton Head (1)
Ticker (OTC Pink)	TDBK
Assets ($MM)	$466
Total Gross Loans ($MM)	$325
Deposits ($MM)	$421
Total Risk-Based Capital Ratio	2.20%
NPAs / Assets [(1)]	4.40%
LTM ROAA	(0.38%)

Transaction Rationale

- Significantly accelerates UCBI's Coastal South Carolina expansion and leverages existing lift-out team of experienced bankers and in-market resources, fully executing the two-step Coastal SC growth plan
- Tidelands' markets are in the top 10 fastest growing in the U.S
- Significant cost synergies enhance already compelling deal economics
- Consistent with UCBI's Southeastern expansion strategy
- Projected earnings accretion offsets the estimated earnings reduction associated with crossing the $10 billion threshold
- Integration risk is offset by merger experience / preparedness and local management already in place

Combined Branch Map



95
26
Myrtle Beach
Garden City Beach
North Charleston
Summerville
Charleston
Hilton Head Island
Savannah

United Community Banks, Inc. (134)   Tidelands Bancshares, Inc. (7)

Source: SNL Financial - Financial Metrics as of December 31, 2015

(1) NPAs / Assets = (Nonaccrual Loans + OREO) / Total Assets

ucbi.com | 19

ucbi.com | 20 ucbi.com | 20 EXHIBITS

ucbi.com | 21 United Community Banks, Inc. ucbi.com | 21 Who We Are Protecting High - Quality Balance Sheet ► Underwriting conservatism and portfolio diversification ► Top quartile credit quality performance ► Prudent capital, liquidity and interest - rate risk management ► Focused on improving return to shareholders with increasing return on tangible common equity and dividend growth Increasing Profitability ► Announced 1.10% operating ROA target by Q416, up from current 1.00% level ► Managing a steady margin with minimal accretion income ► Fee revenue expansion through focused growth initiatives ► Continued operating expense discipline while investing in growth opportunities ► Executing on M&A cost savings ► High - quality, low - cost core deposit base Generating Growth ► Entered into and continue to target new markets with team lift - outs (Charleston, Greenville, Atlanta) ► Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth ► Addition of Specialized Lending platforms (income - property lending, asset - based lending, SBA lending, builder finance) and actively pursuing additional platforms ► Acquisitions that fit our footprint and culture and deliver desired financial returns

ucbi.com | 22 Protecting High - Quality Balance Sheet ucbi.com | 22 Granular Portfolio – Exposure and Industry Limits • Legal Lending Limit $ 241M • House Lending Limit 28M • Project Lending Limit 17M • Top 25 Relationships 332M STRUCTURE • Centralized underwriting and approval process for consumer credit • Distributed Regional Credit Officers (reporting to Credit) for commercial • Dedicated Special Assets team • Eight of the top twelve credit leaders recruited post - crisis PROCESS • Weekly Senior Credit Committee • Continuous external loan review • Monthly commercial asset quality review • Monthly retail asset quality review meetings POLICY • Continuous review and enhancements to credit policy • Quarterly reviews of portfolio limits and concentrations • Centralized consumer collections • Bi - weekly Potential NAL and NAL/ORE meetings • Quarterly criticized watch loan review meetings • Quarterly portfolio review meetings Consistent Underwriting Disciplined Credit Processes Concentration limits set for all segments of the portfolio

ucbi.com | 23 Protecting High - Quality Balance Sheet ucbi.com | 23 Loan Portfolio Transformation and Diversification 7% 9% 12% 16% 26% 27% 3% Portfolio as of 12/31/2008 Commercial (C&l) Commercial Construction CRE Income Producing CRE Owner-Occupied Residential Construction Residential Mortgage Installment 14% 6% 14% 23% 6% 27% 10% Portfolio as of 3/31/2016 Commercial (C&I) Commercial Construction CRE Income Producing CRE Owner-Occupied Residential Construction Residential Mortgage & HELOC Installment ► Specialized Lending, which began in 2013, had loans totaling $628 million at March 31, 2016 (10% of the loan portfolio).

ucbi.com | 24 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Protecting High - Quality Balance Sheet Excellent Credit Performance and Management ucbi.com | 24 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% CBSH BOH SBNY PB UMPQ SIVB CBU UCBI UMBF COLB BRKL PVTB VLY BPFH CVBF NPBC FMER PNFP FFIN WABC FFBC BOKF FNB WTFC STBA FNFG FMBI ISBC WBS PFS CATY CHCO PACW WAFD ASB FCF BXS SNV FULT FHN HBHC GBCI MBFI TCBI TRMK UBSI TCB PRK 4Q15 NPA Ratio Median ► Eight of the top twelve credit leaders recruited post - crisis ► Centralization of special assets ► Centralization of consumer loan underwriting and approval ► Changed commercial approval process, including a Senior Credit Committee for visibility and culture building ► Instituted highly - disciplined concentration management process ► Dedicated credit officers for all specialty businesses and community markets

ucbi.com | 25 Protecting High - Quality Balance Sheet Performing Classified Loans ucbi.com | 25 By Category $ in millions 1Q15 2Q15 3Q15 4Q15 1Q16 Commercial & Industrial 7$ 6$ 6$ 6$ 8$ Owner-Occupied CRE 44 40 42 40 32 Total Commercial & Industrial 51 46 48 46 40 Income-Producing CRE 20 19 30 30 27 Commercial Construction 3 3 3 1 1 Total Commercial 74 68 81 77 68 Residential Mortgage 30 30 36 31 31 Residential HELOC 6 6 7 7 6 Residential Construction 10 10 10 11 7 Consumer / Installment 2 2 2 2 1 Total Performing Classified 122$ 116$ 136$ 128$ 113$ Classified to Tier 1 + ALL 20% 18% 18% 17% 16% $122 $116 $136 $128 $113 $110 $130 $150 1Q15 2Q15 3Q15 4Q15 1Q16

ucbi.com | 26 $82.3 $86.1 $84.6 $83.0 $72.8 $70 $75 $80 $85 $90 1Q15 2Q15 3Q15 4Q15 1Q16 Protecting High - Quality Balance Sheet TDRs ucbi.com | 26 $ in millions LOAN TYPE 1Q16(1) 4Q15 1Q15 1Q16 4Q15 1Q15 1Q16 4Q15 1Q15 Commercial & Industrial 2.2$ 2.8$ 2.8$ -$ 0.1$ 0.1$ 2.2$ 2.9$ 2.9$ Owner-Occupied CRE 24.7 30.8 28.2 2.6 1.3 1.0 27.3 32.1 29.2 Income-Producing CRE 20.5 15.4 14.4 .2 .2 .1 20.7 15.6 14.5 Commercial Construction 1.4 10.5 11.2 .1 .1 - 1.5 10.6 11.2 Total Commercial 48.8 59.5 56.6 2.9 1.7 1.2 51.7 61.2 57.8 Residential Mortgage 17.9 17.2 18.8 1.2 1.6 1.8 19.1 18.8 20.6 Residential HELOC - .2 .5 - - - - 0.2 0.5 Residential Construction 5.2 5.2 6.3 .1 .1 1.1 5.3 5.3 7.4 Consumer / Installment .9 .9 .1 .2 .2 - 1.1 1.1 0.1 Total TDRs 72.8$ 83.0$ 82.3$ 4.4$ 3.6$ 4.1$ 77.2$ 86.6$ 86.4$ Accruing Non-Accruing Total TDRs Accruing TDRs ► 1.4% of accruing TDRs are past due 30 – 89 days ► 60% of accruing TDRs are pass credits (1) 86% of accruing TDR loans have an interest rate of 4% or greater

Protecting High-Quality Balance Sheet

Commercial Real Estate Diversification

Commercial Construction
in millions

	Committed		Outstanding	
Multi-Residential	$ 173	28.7 %	$ 84	23.7 %
Retail Building	82	13.6	45	12.7
Land Develop - Vacant (Improved)	59	9.8	49	13.9
Other Properties	59	9.8	35	9.9
Warehouse	53	8.8	26	7.3
Commercial Land Development	42	7.0	36	10.2
Raw Land - Vacant (Unimproved)	41	6.8	32	9.0
Office Buildings	34	5.6	10	2.8
Hotels / Motels	27	4.5	27	7.6
Assisted Living/Nursing Home/Rehab	15	2.5	5	1.5
Churches	10	1.6	-	-
Restaurants / Franchise	8	1.3	5	1.4
Total Commercial Construction	$ 603	100.0 %	$ 354	100.0 %

Commercial Real Estate – Income Producing
in millions

	Committed		Outstanding	
Retail Building	$ 250	27.2 %	$ 240	27.3 %
Office Buildings	234	25.5	228	25.9
Warehouse	99	10.8	94	10.7
Hotels / Motels	88	9.6	85	9.7
Multi-Residential	64	7.0	62	7.0
Other Properties	54	5.9	50	5.7
Convenience Stores	47	5.1	46	5.2
Restaurants / Franchise Fast Food	33	3.6	33	3.8
Manufacturing Facility	18	2.0	17	1.9
Leasehold Property	8	0.9	8	0.9
Automotive Service	7	0.8	3	0.3
Daycare Facility	6	0.7	6	0.7
Mobile Home Parks	5	0.5	5	0.6
Automotive Dealership	4	0.4	3	0.3
Total Commercial Real Estate - Income Producing	$ 917	100.0 %	$ 880	100.0 %

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $693
- Commercial RE:
  - Composite CRE 485
  - Owner-Occupied 428
  - Income-Producing 675

ucbi.com | 27

ucbi.com | 28 Protecting High - Quality Balance Sheet Liquidity ucbi.com | 28 Capacity 1Q16 4Q15 1Q15 vs 4Q15 vs 1Q15 WHOLESALE BORROWINGS Brokered Deposits (1) 978$ 447$ 347$ 498$ 100$ (51)$ FHLB 1,028 510 430 270 80 240 Holding Company LOC 50 - - - - - Fed Funds 645 - - - - - Other Wholesale 1,217 - 17 - (17) - Total 3,918$ 957$ 794$ 768$ 163$ 189$ LONG-TERM DEBT Senior Debt 160$ 160$ 75$ -$ 85$ Trust Preferred Securities 6 6 39 - (33) Total Long-Term Debt 166$ 166$ 114$ -$ 52$ Cash 71$ 50$ 46$ 21$ 25$ Loans / Deposits Loans 6,106$ 5,995$ 4,788$ 111$ 1,318$ Core (DDA, MMDA, Savings) 5,364$ 5,251$ 3,896$ 113$ 1,468$ Public Funds 952 1,032 874 (80) 78 CD's 1,204 1,251 1,170 (47) 34 Total Deposits (excl Brokered) 7,520$ 7,534$ 5,940$ (14)$ 1,580$ Loan to Deposit Ratio 81% 80% 81% Investment Securities Available for Sale -Fixed 1,783$ 1,648$ 1,114$ 135$ 669$ -Floating 622 643 662 (21) (40) Held to Maturity -Fixed 348 361 396 (13) (48) -Floating 4 4 5 - (1) Total Investment Securities 2,757$ 2,656$ 2,177$ 101$ 580$ Floating as % of Total Securities 23% 24% 31% Wholesale Borrowings Holding Company Long - Term Debt / Cash Investment Securities (1) Estimated brokered deposit total capacity at 10% of assets $ in millions Loans / Deposits

ucbi.com | 29 ucbi.com | 29 Return on Assets (bps) Ongoing 100 +4 +2 +2 +2 110 90 95 100 105 110 1Q16 Actual Palmetto Cost Savings Fee Revenue Initiatives Loan Growth Operating Efficiency Initiatives Target Path to 1.10% Operating ROA by Q416 Increasing Profitability

ucbi.com | 30 Increasing Profitability ucbi.com | 30 Operating Expense Discipline ► Efficiency improvements are attributable to various expense reduction initiatives while maintaining high business growth ► Declining trend sustained with substantial investments in growth and infrastructure 65.43% 63.14% 58.26% 59.15% 57.59% 57.81% 59.41% 57.00% 50.00% 55.00% 60.00% 65.00% 70.00% 2012 2013 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Target Operating Efficiency Ratio (1) 59.10% (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

ucbi.com | 31 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Increasing Profitability High - Quality, Low - Cost Core Deposit Base ucbi.com | 31 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% CATY ISBC WAFD BRKL SBNY VLY PACW CHCO PVTB FFBC IBKC UBSI SNV FULT EWBC WTFC BPFH TCB NPBC WBS FNB STBA GBCI PFS PRK BXS FNFG PB PNFP BOKF FMER FCF HBHC UMPQ MBFI ASB ONB TCBI TRMK FHN CBSH FMBI UCBI CBU UMBF CVBF FFIN BOH WABC COLB SIVB 4Q15 Cost of Deposits Median ► Core deposits (excludes non - Jumbo CDs / Brokered) comprised 90% of our total deposits at December 31, 2015 ► Our fourth quarter 2015 total cost of deposits was 12 basis points, which compared favorably to peers with a median of 23 basis points

ucbi.com | 32 Generating Growth ucbi.com | 32 Steady Loan Growth $4.18 $4.33 $4.52 $4.96 $5.07 $1.04 $1.04 $3.00 $4.00 $5.00 $6.00 2012 2013 2014 2015 Q1 2016 Total Loans in billions Organic Acquired Healthcare $6.00 $0.16 $4.68 $6.11 9% Annualized Growth 10% Growth

ucbi.com | 33 Generating Growth Market Share Opportunities ucbi.com | 33 (1) (2) (3) (1) (1) North Georgia $ 6.6 $ 2.3 9 22 37% 1 Atlanta, Georgia 60.8 2.4 10 36 4 6 Gainesville, Georgia 3.0 .3 1 5 12 4 Coastal Georgia 8.0 .3 2 7 3 9 Western North Carolina 11.8 1.0 1 19 8 4 East Tennessee 16.3 .6 2 12 4 5 Upstate South Carolina 21.0 1.1 4 25 5 7 Total Markets $ 127.5 $ 8.0 29 126 Excellent Growth Opportunities Banks Offices Rank Market Deposits United Deposits Deposit Share (1) FDIC deposit market share and rank as of June 30, 2015 for markets where United takes deposits. Data Source: FDIC. (2) Based on current quarter. (3) Excludes nine loan production offices $ in billions

ucbi.com | 34 Generating Growth Market Share Demographics ucbi.com | 34 3.35% 4.23% 4.96% 5.70% 6.38% 6.49% 6.91% 0% 1% 2% 3% 4% 5% 6% 7% 8% Knoxville, TN Cleveland, TN Asheville, NC Greenville, SC Atlanta, GA Gainesville, GA Savannah, GA Key MSA Growth Markets Projected Change 2016 - 2021 3.69% 3.82% 4.84% 4.93% 5.40% 0% 1% 2% 3% 4% 5% 6% United States Tennessee Georgia North Carolina South Carolina State Population Growth Projected Change 2016 – 2021 Source: SNL Financial

ucbi.com | 35 Mergers & Acquisitions Strategy ► M&A accelerates our growth strategy in new and existing markets and can be accomplished more efficiently than with a de novo plan; we seek to pair M&A with organic growth opportunities, including adding teams of local bankers to quickly increase growth. ► We are interested in pursuing transactions in our target markets including: • Coastal South Carolina – Charleston, Myrtle Beach, Hilton Head; • East Tennessee – Knoxville to Chattanooga and Cleveland; • Atlanta – Northern region; and • North Carolina – Western (Asheville area) to Eastern (Raleigh/Cary area). ► While larger transformational deals are not out of the question, we have decided to focus on roll - up targets, as we believe there are more actionable opportunities with a shorter time to complete and less risk. ► We carefully evaluate and price potential acquisitions with specific financial return targets in mind, including: • Year one EPS accretion, not including transaction expenses; • TBV dilution threshold in the low single digits and earnback within three years; and • IRR of 20%+. ucbi.com | 35 Generating Growth

Generating Growth

2015 Acquisitions

MoneyTree Corp./FNB


UCBI
MoneyTree

- Closed on May 1 with successful operational conversion on July 18-19; business has remained stable
- Added a $425 million, 107 year old community bank
- Doubled UCBI's East TN presence in key markets – Knoxville, Lenoir City and Cleveland
- Consolidated six branches – three UCBI and three MoneyTree / FNB branches and now have 12 branches
- Executed on cost savings, which exceeded original estimates due mainly to branch overlap and back office redundancies
- Expect EPS accretion of 3% in 2016 and 2017
- TBV dilution of <1% and breakeven in < 3 years

The Palmetto Bank


UCBI
Palmetto

- Closed on September 1 with successful operational conversion on February 21-22
- Added a $1.2 billion,109 year old community bank with 25 branches covering Upstate SC
- United had previously established a regional headquarters in Greenville, including several members of Executive Management; however, only one existing branch
- Retained Senior Management positions in Banking, Mortgage, Finance and Ops/IT for business continuity and to lead growth
- Targeted cost savings will be fully realized in Q2 2016
- Double-digit EPS accretion in 2017 with TBV earnback < 5 years and IRR > 20%

ucbi.com | 36

ucbi.com | 37 United Community Banks, Inc. ucbi.com | 37 $10 Billion and Beyond Primary Regulatory Implications ► Durbin Amendment under the Dodd - Frank Act (“DFA”) (debit card interchange revenue) – EPS impact of $.02 per quarter ► FDIC insurance premiums ► Stress testing ► Oversight by Consumer Financial Protection Bureau (CFPB) Effective Dates ► Measurement date of Durbin Amendment is a snapshot of total assets as of every December 31 ► Other DFA requirements triggered after maintaining $10 billion+ in assets for four consecutive quarters Plan to Offset Projected Financial Impact ► Company - wide project led by Chief Strategy Officer • Comprehensive approach covering all areas of the Company • Project management discipline and methodology ► Currently identifying both operating revenue and expense reduction opportunities ► M&A will also be a factor • One larger or several smaller acquisitions could be accomplished in the available timeframe ► Capital management levers also available Summary ► Planning based upon assumption that we will exceed $10 billion as of December 31, 2016 • Absent M&A, may exceed in early 2017 (have the ability to reduce securities and wholesale funding) ► Earliest financial impact begins July 1, 2017 ► We have time to prepare based on current asset projections and DFA effective dates ► We are proactively working to increase revenues and decrease expenses to offset the projected impact, using a disciplined approach and defined project plan ► We have a proven track record of executing on initiatives to improve efficiency and financial results 3/31/2016 < $10 billion Assets 12/31/2016 Anticipated > $10 billion Assets 9/30/2017 If triggered in 2016, Q3 2017 will be first full quarter of decreased interchange income

Experienced Proven Leadership

- Over 40 years in banking
- Led company from $42 million in assets in 1989 to $9.8 billion today
- Trustee of Young Harris College
- Georgia Power Company Board Member
- GA Economic Developers Association Spirit of Georgia Award recipient

Jimmy C. Tallent
Chairman & CEO
Joined 1984



- Over 30 years in banking
- Responsible for overall banking, credit and operations
- Former Consultant and Special Assistant to the CEO and EVP of Commercial Banking for TD Bank Financial Group; and President & CEO of The South Financial Group

H. Lynn Harton
Board, President & COO
Joined 2012



- Over 35 years in banking
- Responsible for accounting, finance and reporting activities, M&A and investor relations
- Former CAO and Controller for State Street Corporation
- Former ABA Accounting Committee Chairman

Rex S. Schuette
EVP & CFO
Joined 2001



- Over 35 years in banking
- Responsible for 29 community banks with 126 branch offices
- Formerly of Riegel Textile Credit Union; President of Farmers and Merchants Bank
- Former Georgia Board of Natural Resources Board Chairman

Bill M. Gilbert
President,
Community Banking
Joined 2000



- Over 20 years experience in consumer and banking law
- Responsible for legal, enterprise risk management, and compliance
- Chairman of the Georgia Bankers Association Bank Counsel Section
- Member of the American Bankers Association Regional General Counsels

Bradley J. Miller
EVP, CRO &
General Counsel
Joined 2007



- Over 25 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former EVP & Executive Credit Officer for TD Bank, NA and Chief Credit Officer of The South Financial Group.

Robert A. Edwards
EVP & CCO
Joined 2015



- Over 25 years in lending
- Responsible for specialized lending
- Former SBA head: TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)

Richard W. Bradshaw
President,
Specialized Lending
Joined 2014



ucbi.com | 38

ucbi.com | 39 1Q15 2Q15 3Q15 4Q15 1Q16 Net Income Operating net income 17,670$ 19,989$ 21,726$ 23,800$ 23,944$ Merger-related and other charges - (3,173) (5,744) (9,078) (2,653) Tax benefit on merger-related and other charges - 997 1,905 3,486 1,004 Net Income (GAAP) 17,670$ 17,813$ 17,887$ 18,208$ 22,295$ Earnings per Share Operating earnings per share 0.29$ 0.32$ 0.33$ 0.33$ 0.33$ Merger-related and other charges - (0.04) (0.06) (0.08) (0.02) Earnings per share (GAAP) 0.29$ 0.28$ 0.27$ 0.25$ 0.31$ Return on Assets Operating return on assets 0.94% 1.00% 1.00% 0.99% 1.00 % Merger-related and other charges - (0.11) (0.18) (0.23) (0.07) Return on assets (GAAP) 0.94% 0.89% 0.82% 0.76% 0.93 % Return on Tangible Common Equity Operating return on tangible common equity 9.46% 10.20% 10.29% 10.87% 10.91 % Effect of goodwill and intangibles (0.12) (0.30) (0.75) (1.69) (1.71) Return on tangible common equity 9.34 9.90 9.54 9.18 9.20 Effect of merger-related charges - (1.07) (1.69) (2.16) (0.63) Return on common equity (GAAP) 9.34% 8.83% 7.85% 7.02% 8.57 % Expenses Salaries and Employee Benefits 26,446$ 27,961$ 29,342$ 32,939$ 33,062$ Communications and Equipment 3,271 3,304 3,963 4,735 4,290 Occupancy 3,278 3,415 4,013 4,666 4,723 FDIC Assessment and Other Regulatory Charges 1,209 1,298 1,136 1,463 1,524 Advertising and Public Relations 750 1,127 812 978 864 Postage, Printing and Supplies 938 993 1,049 1,293 1,280 Professional Fees 1,919 2,257 2,668 3,331 2,700 Other Expense 5,250 4,892 5,542 7,005 6,789 Operating Expense 43,061$ 45,247$ 48,525$ 56,410$ 55,232$ Merger-related charges - 3,173 5,744 3,109 2,653 Impairment charge on real estate held for future use - - - 5,969 - Expenses (GAAP) 43,061$ 48,420$ 54,269$ 65,488$ 57,885$ Non - GAAP Reconciliation Tables $ in thousands, except per share data ucbi.com | 39